UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Spear Street, First Floor

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(415) 390-2337

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	New York Stock Exchange Indicate by check
Long-Term Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 9, 2022, M-3 Brigade Acquisition II Corp. (“MBAC”), Blue Steel Merger Sub Inc. and Syniverse Corporation (“Syniverse”) mutually terminated the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 16, 2021 and the related proposed merger (the “Merger”). The parties agreed to terminate the Merger Agreement and the Merger because the rate of MBAC shareholder redemptions for the proposed transaction would have exceeded the minimum condition for closing, which occurred as a result of recent changes in market conditions (“MBAC Transaction Termination”).

Twilio Inc. (“Twilio”) previously agreed to subscribe for and purchase, and MBAC agreed to issue and sell to Twilio, shares of Class A common stock and, if applicable, shares of the Class C common stock for an aggregate amount of between $500.0 million and $750.0 million, depending on redemptions by MBAC’s shareholders. Because of the MBAC Transaction Termination, Twilio will not purchase any shares of common stock of, or make any investment in, MBAC.

The Framework Agreement, dated as of February 26, 2021, by and between Twilio, Syniverse and Carlyle Partners V Holdings, L.P. (“Framework Agreement”), remains in full force and effect. The amendment, dated as of August 16, 2021, to the Framework Agreement terminated on February 9, 2022, as a result of the MBAC Transaction Termination. Pursuant to the terms and subject to the closing conditions set forth in the Framework Agreement, the parties thereto are pursuing the alternative transaction, whereby Twilio will make a minority investment of $500.0 million to $750.0 million in Syniverse and the parties (or their applicable subsidiaries) will enter into a wholesale agreement.

The foregoing description of the Framework Agreement (which was filed as Exhibit 10.1 to Twilio’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021) does not purport to be complete, and is qualified in its entirety by reference to the full text of the Framework Agreement, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

February 11, 2022	By:	/s/ Dana Wagner
	Name:	Dana Wagner
	Title:	Chief Legal Officer